UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
____________________
Date of Report (Date of earliest event reported): January 3, 2013

MID PENN BANCORP, INC.
____________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-13677	25-1666413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

349 Union Street, Millersburg, Pennsylvania	17061
(Address of principal executive offices)	(Zip Code)

(717) 692.2133
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 3.02                      Unregistered Sales of Equity Securities

On September 26, 2012, Mid Penn commenced the sale of up to 5,000 shares of 7% Non-Cumulative, Non-Voting, Non-Convertible Perpetual Preferred Stock, Series B, par value $1.00 per share (“Series B Preferred Stock”), at $1,000 per share for a maximum aggregate offering price of $5,000,000 (the “Offering”). There is no minimum offering amount but, unless waived by the Company in its sole discretion, there is a minimum purchase requirement of 50 shares for $50,000. Funds accompanying subscription agreements for the purchase of the shares were placed in an escrow account at Mid Penn Bank until the conditions for release of subscribers’ funds from the escrow account to Mid Penn had been met in accordance with terms and conditions of the escrow account agreement between Mid Penn and Mid Penn Bank.

On January 3, 2013, Mid Penn sold the final 120 shares of Series B Preferred Stock for $120,000, and therefore, all 5,000 shares have been sold for a total aggregate amount of $5,000,000 and the offering is concluded.

The shares of Series B Preferred Stock are being offered pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933 and Rule 506 of SEC Regulation D to Accredited Investors and up to 35 non-Accredited Investors who (either alone or with their purchaser representative) have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the offering. The shares of Series B Preferred Stock sold in the Offering will be restricted securities for purposes of the United States securities laws and cannot be transferred except under these laws.

The Certificate of Designations of the Series B Preferred Stock is attached hereto as Exhibit 3.1.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

3.1	Certificate of Designations for Series B Preferred Stock (Incorporated by reference to Mid Penn Bancorp, Inc.’s Current Report on Form 8-K dated September 26, 2012 and filed on September 28, 2012.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

MID PENN BANCORP, INC.
(Registrant)

Dated: January 7, 2013	/s/ Rory G. Ritrievi
Rory G. Ritrievi
President and Chief Executive Officer

Exhibit Index

3.1	Certificate of Designations for Series B Preferred Stock (Incorporated by reference to Mid Penn Bancorp, Inc.’s Current Report on Form 8-K dated September 26, 2012 and filed on September 28, 2012.)